UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): June 30, 2022

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Overview

On June 30, 2022, certain subsidiaries of CVR Energy, Inc. (“Company”), CVR Refining, LP, CVR Refining, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC, Coffeyville Resources Terminal, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC and CVR Renewables, LLC (collectively, the “Credit Parties”) entered into Amendment No. 3 to the Amended and Restated ABL Credit Agreement (the “Amendment”) with a group of lenders and Wells Fargo Bank, National Association (the “Agent”), as administrative agent and collateral agent. The Amendment amends certain provisions of the Amended and Restated ABL Credit Agreement, dated December 20, 2012, as heretofore amended, by and among the Agent, the group of lenders party thereto and the Credit Parties party thereto (as amended by the Amendment, the “Amended and Restated ABL Credit Facility”), which was otherwise scheduled to mature in November 2022.

The Amended and Restated ABL Credit Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $275 million with an incremental facility, which permits an increase in borrowings of up to $125 million in the aggregate subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for capital expenditures and working capital and general corporate purposes of the Credit Parties and their subsidiaries. The Amended and Restated ABL Credit Facility provides for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sub-limits of $30 million for swingline loans and $60 million (or $100 million if increased by the Agent) for letters of credit. Under the Amended and Restated ABL Credit Facility, the borrowing base at any time equals the sum of (without duplication):

•85% of eligible accounts from non-investment grade debtors and 90% of eligible accounts from investment grade debtors, plus
•95% of accounts in support of which an irrevocable standby letter of credit has been delivered to the Agent, plus
•85% of eligible unbilled accounts, plus
•80% of eligible refinery hydrocarbon inventory and eligible renewable petroleum inventory (subject to, in the case of eligible refinery hydrocarbon inventory, increase of the lesser of (i) 5% of eligible refinery hydrocarbon inventory and (ii) $10 million on the basis of a fixed charge coverage ratio test), plus
•the lesser of (i) 85% of the value, at the lower of cost or market, of eligible renewable feedstock inventory, and (ii) 85% of the book value of eligible renewable feedstock inventory, plus
•the lesser of (i) 70% of eligible renewable identification numbers and (ii) the lesser of (A) 5% of the Borrowing Base and (B) $15,000,000, plus
•the lesser of (i) 80% of the eligible exchange agreement positive balance and (ii) $10 million, plus
•80% of eligible in-transit crude oil and eligible in-transit renewable feedstock, plus
•100% of the value of paid but unexpired standby letters of credit, minus
•the aggregate amount of reserves then established.

All borrowings under the Amended and Restated ABL Credit Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rate and Fees

At the option of the borrowers, loans under the Amended and Restated ABL Credit Facility initially bear interest at an annual rate equal to, at any time, (i) the Base Rate (i.e., highest of the federal funds rate plus 0.50%, one-month SOFR plus 1.00% and the prime rate published by the Agent from time to time), or (ii) Term SOFR.

The borrowers must also pay a commitment fee on the unutilized commitments to the lenders under the Amended and Restated ABL Credit Facility equal to (I) 0.375% per annum for the first full calendar quarter after the closing date and (II) thereafter, (i) 0.375% per annum if utilization under the facility is less than 50% of the total commitments and (ii) 0.25% per annum if utilization under the facility is equal to or greater than 50% of the total commitments. The borrowers must also pay customary letter of credit fees equal to, for standby letters of credit, the applicable margin on SOFR loans on the maximum amount available to be drawn thereunder and, for commercial letters of credit, the applicable margin on SOFR loans less 0.50% on the maximum amount available to be drawn thereunder and customary facing fees equal to 0.125% of the face amount of each commercial letter of credit.

Mandatory and Voluntary Repayments

The Credit Parties are required to repay amounts outstanding under the Amended and Restated ABL Credit Facility under specified circumstances, including with the proceeds of certain asset sales. In addition, the Credit Parties are permitted to voluntarily prepay amounts outstanding under the Amended and Restated ABL Credit Facility at any time.

Amortization and Final Maturity

There is no scheduled amortization under the Amended and Restated ABL Credit Facility. All outstanding loans under the facility are due and payable in full on June 30, 2027.

Guarantees and Security

The obligations under the Amended and Restated ABL Credit Facility and related guarantees are secured by a first priority security interest in the Credit Parties’ inventory, accounts receivable and related assets, in each case subject to customary exceptions.

Restrictive Covenants and Other Matters

The Amended and Restated ABL Credit Facility requires the Credit Parties in certain circumstances to comply with a minimum fixed charge coverage ratio test, and contains other customary restrictive covenants that limit the Credit Parties’ ability and the ability of their subsidiaries to, among other things, incur liens, engage in a consolidation, merger and purchase or sale of assets, pay dividends, incur indebtedness, make advances, investment and loans, enter into affiliate transactions, issue equity interests, or create subsidiaries and unrestricted subsidiaries. Additionally, the Amended and Restated ABL Credit Facility includes a mechanism pursuant to which certain newly formed subsidiaries of the Company will be joined as credit parties to the Amended and Restated ABL Credit Facility and to allow for the transfer of certain assets in connection with the Company’s previously announced corporate restructuring initiative, pursuant to which the Company intends to, among other actions, segregate its renewables business.

The Amended and Restated ABL Credit Facility also contains certain customary representations and warranties, affirmative covenants and events of default.

The description of the Amendment, including the Amended and Restated ABL Credit Facility, is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Supplemental Indenture

On July 1, 2022, in connection with the Amendment and the Amended and Restated ABL Credit Facility, fourteen newly created indirect subsidiaries of the Company (the “Joining Subsidiaries”) that were not previously parties to that certain Indenture dated January 27, 2020, among the Company, the subsidiary guarantors listed therein, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), providing for the issuance of the Company’s 5.25% Senior Notes due 2025 (the “2025 Notes”) and the 5.75% Senior Notes due 2028 (together with the 2025 Notes, the “Notes”), executed and delivered a Supplemental Indenture to the Trustee pursuant to which the Joining Subsidiaries unconditionally guaranteed all of the Company’s obligations under the Notes on the terms and conditions set forth in the Note Guarantee and the Indenture. The description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the document, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the Company’s plans with respect to its renewables business. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

4.1	Supplemental Indenture, dated as of July 1, 2022, among CVR Energy, Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee.
10.1+
Amendment No. 3 to Amended and Restated ABL Credit Agreement dated June 30, 2022, by and among CVR Refining, LP and certain of its subsidiaries, Wells Fargo Bank, National Association, as administrative agent and collateral agent and the group of lenders from time to time party thereto.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

+    Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2022

CVR Energy, Inc.

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary